UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights	N/A	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 28, 2025, the Board of Directors of Keros Therapeutics, Inc. (the “Company”) formally approved a plan to reduce the Company’s overall workforce by approximately 45% (the “Reorganization”). These plans were communicated to affected employees on May 29, 2025.

The Company expects to incur one-time cash charges associated with the Reorganization of approximately $3.2 million related to employee severance payments and related costs, which are expected to be expensed in the second quarter of 2025. In addition, the Company has committed to pay one-time employee retention costs to certain employees of up to approximately $0.4 million, which are expected to be incurred through the fourth quarter of 2025. The Company expects the Reorganization will be substantially complete by the fourth quarter of 2025.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Reorganization, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reorganization.

Item 8.01 Other Events.

On May 29, 2025, the Company issued a press release announcing topline data from its TROPOS trial and corporate update. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and, other than the quotes contained therein, is incorporated herein by reference.

A copy of the TROPOS topline results presentation is posted on the Company’s website and is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expecting timing for incurring costs associated with the Reorganization, the expected timing of implementing and completing the Reorganization and the Company’s plans to retain certain individuals to assist in this process. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the Reorganization as currently anticipated or within the timing currently anticipated, the impact of the Reorganization on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, and unanticipated charges not currently contemplated that may occur as a result of the Reorganization. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated May 29, 2025.
99.2	TROPOS Topline Results Presentation dated May 29, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: May 29, 2025